UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
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[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material under §240.14a -12

SANTA FE GOLD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Nme of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SANTA FE GOLD CORPORATION
6100 UPTOWN NE, SUITE 600, ALBUQUERQUE, NM 87110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
HELD ON AUGUST 6, 2013
10:00 a.m. Mountain Daylight Time

To the stockholders of Santa Fe Gold Corporation:

Notice is hereby given that the 2013 annual meeting of shareholders (the “Annual Meeting”) of Santa Fe Gold Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, August 6, 2013 at 10:00 a.m. Mountain DaylightTime, at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.

To elect the Company’s Board of Directors (the “Board”). The Board intends to present for election the following five nominees: W. Pierce Carson, Erich Hofer, Michael B. Heeley, Glenn I. Henricksen, Jr. and Jakes Jordaan;

2.	To vote on a non-binding advisory resolution to approve executive compensation;

3.	To ratify the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal years ending June 30, 2012 and 2013; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on June 7, 2013 are entitled to receive notice of, to attend, and to vote at, the Annual Meeting.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

Sincerely,

/s/ W. PIERCE CARSON
President & Chief Executive Officer

Albuquerque, New Mexico
June 27, 2013

SANTA FE GOLD CORPORATION
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2013

GENERAL INFORMATION

Why am I receiving these materials?

Santa Fe Gold Corporation, a Delaware corporation (the “Santa Fe” or “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at its annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, August 6, 2013 at 10:00 a.m. Mountain Daylight Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to stockholders on June 26, 2013. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”). The Annual Meeting will be held at the Albuquerque Marriott Hotel, 2101 Louisiana Blvd., Albuquerque, New Mexico 87110.

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•

The Company’s Annual Report on Form 10-K for the year ended June 30, 2012, as filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2012, as amended by Amendments Nos.1, 2 and 3, respectively (collectively, the “Annual Report”).

If you requested printed versions by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

Stockholders will vote on three items at the Annual Meeting:

•	The election to the Company’s Board of Directors (the “Board”) of the five nominees named in this Proxy Statement (Proposal No. 1);

•	A non-binding advisory resolution to approve executive compensation (Proposal No. 2); and

•	Ratification of the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal years ending June 30, 2012 and 2013 (Proposal No. 3).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2); and

•	“FOR” ratification of the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for the fiscal years ending June 30, 2012 and 2013 (Proposal No. 3).

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 6100 Uptown NE, Suite 600, Albuquerque, NM 87110. The Company’s main telephone number is (505) 255-4852.

What is the Company’s fiscal year?

The Company’s fiscal year is the 12-month period that ends on June 30. Unless otherwise stated, all information presented in this Proxy Statement is based on the Company’s fiscal calendar.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, stockholders may write or call the Company at the following address and telephone number:

Investor Relations
Santa Fe Gold Corporation
6100 Uptown NE, Suite 600
Albuquerque, NM 87110
(505) 255-4852

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at the following website www.colonialstock.com/SantaFeGold2013.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. Only stockholders of record as of the close of business on June 7, 2013 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 117,599,598 shares of the Company’s common stock issued and outstanding, held by 797 holders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Colonial Stock Transfer Company (“Colonial”), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•

In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?

One third of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or

•	Have properly voted on the Internet, by telephone or by submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, W. Pierce Carson and Michael P. Martinez, and each of them, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for firm for the fiscal years ending June 30, 2012 and 2013 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

The election of directors (Proposal No. 1) and the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 and No. 2.

What is the voting requirement to approve each of the proposals?

To approve the Election of Directors, the five nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the Election of Directors will be elected, regardless of whether that number represents a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

To approve the non-binding advisory resolution to approve executive compensation (Proposals No. 2), the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum is required.

To approve the Ratification of Public Accountants (Proposals No. 3), we must receive “For” votes from the holders of a majority of shares present at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting. Abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will not have an effect on the outcome of the Ratification of Public Accountants.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal.

With respect to each of the other proposals, broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting. However, approval of these other proposals also requires the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes.

In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s General Counsel at 6100 Uptown NE, Suite 600, Albuquerque, NM 87110 a written notice of revocation prior to the Annual Meeting.

Who will serve as the inspector of election?

Two representatives from the Company will serve as inspectors of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;
•	To allow for the tabulation and certification of votes; and
•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company must also pay brokerage firms, banks, broker-dealers or other similar organizations representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding the Notice to beneficial owners;
•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies on the Company’s behalf.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Admission will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. Mountain Daylight Time on the date of the Annual Meeting, and each stockholder must present valid picture identification such as a driver’s license or passport and may be asked to provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting rooms at the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2013 annual meeting of stockholders?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 annual meeting of stockholders must be received no later than August 15, 2013. In addition, all proposals will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s General Counsel by mail at 6100 Uptown NE, Suite 600, Albuquerque, NM 87110.

Requirements for Stockholder Proposals to Be Brought Before the 2013 Annual Meeting of Stockholders and Director Nominations. Notice of any proposal that a stockholder intends to present at the 2013 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2013 annual meeting of stockholders, as well as any director nominations, must be delivered to the Company’s General Counsel by mail at 6100 Uptown NE, Suite 600, Albuquerque, NM 87110 not earlier than the close of business on July, 1, 2013 and not later than the close of business on August 31, 2013. In addition, the notice must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2013 annual meeting of stockholders.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Board of Directors currently consists of three members. John E. Frost has informed the Board that he does not intend to stand for re-election at the meeting due to reasons other than any disagreement with the Company on any matter relating to its operations, policies or practices.

Our amended bylaws provides that all directors are to be elected annually. At the Annual Meeting, the stockholders will elect five directors to serve until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named. Listed below are the Company’s five nominees to serve on its Board of Directors (the “Board Nominees”), which includes two current directors. The Board has nominated each for election at the Annual Meeting. Each of the directors elected at the Annual Meeting will serve a one-year term. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the five nominees named in this Proxy Statement.

The Board Nominees comprise a diverse group of individuals with diverse management experience, including strategic and financial planning, public company financial reporting, legal, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers, or on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. One director has experience as member of a leading mining related academic institution. Each Director Nominee brings a unique perspective to the Board. The biographies below describe the skills, qualities, attributes and experience of each of the Director Nominees that led the Board to determine that it is appropriate to nominate these directors.

The Board and its Nominating and Corporate Governance Committee (the “Nominating Committee”) believe the skills, qualities, attributes and experience of its directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to effectively address the evolving needs of the Company and represent the best interests of the Company’s stockholders.

The names of the nominees, their ages as of June 7, 2013, and other information about them are set forth below:

Name	Age	Position	Date Elected or Appointed

W. Pierce Carson	69	President, Chief Executive Officer and Chairman	October 7, 2003

Erich Hofer	52	Director	August 20, 2012

Michael B. Heeley	47	Director-Nominee	--

Glenn I. Henricksen, Jr.	54	Director-Nominee	--

Jakes Jordaan	52	Director-Nominee and Chairman-Nominee	--

Each of our directors is serving a term which expires at the next annual meeting of stockholders and until his or her successor is elected and qualified or until he or she resigns or is removed.

Our directors and officers have held their principal occupations as set out above during at least the last five years, except as described below:

W. Pierce Carson, age 69, was named President and Chief Executive Officer and a director of the Company in October 2003, and also has served as Chairman since the death of Lawrence G. Olson in April 2012. Dr. Carson has 35 years of international mining experience and has managed the discovery, financing, development and operation of precious metals, base metals and industrial mineral properties in the United States, Australia and other countries. From 1981 to 2000, he worked for Nord Pacific Limited and Nord Resources Corporation in senior management capacities, including president and chief executive officer. Prior to 1981, he managed exploration programs for Exxon Minerals Company and Kennecott Copper Company. Dr. Carson holds a Bachelors Degree in Geology from Princeton University, and M.S. and Ph.D. Degrees in Economic Geology from Stanford University.

Erich Hofer, age 52, joined our board of directors in August 2012. Mr. Hofer is a finance and management executive with over 30 years of international business experience in engineering, energy, manufacturing and financial services. As principal of HFE MAC LLC since 2007, he provides management and advisory services to public and private companies and has assumed key management roles for clients, several of which have been natural resources companies. From 1999 to 2007, Mr. Hofer was CFO for three Swiss technology, manufacturing and energy management companies, and from 1995 to 1998 was financial controller for Zurich State Bank. He also served as Chief of Logistics, Colonel and a Member of General Staff in the Swiss Army. Mr. Hofer holds a MBA Degree from the University of Chicago, and three degrees, including Master of Finance, Bachelor of Economics and Bachelor of Engineering from universities in Switzerland.

Michael B. Heeley, age 47, a director-nominee, has extensive mining related academic experience. Since 2004, Mr. Heeley has been an Assistant or Associate Professor (with tenure), at the Division of Economics and Business of the Colorado School of Mines, where he also serves as Chair of the Engineering and Technology Management Program. From 1999 until 2004, Professor Heeley served as Assistant Professor of Management, Jones Graduate School of Management, Rice University. Dr. Heeley holds a B.Eng. (Hons), Mining Engineering degree from the Camborne School of Mines, a M.S., Mining Engineering degree from the Mackay School of Mines, University of Nevada–Reno, a M.S., Statistics from the University of Washington, and Ph.D., Strategic Management from the University of Washington School of Business Administration.

Glenn I. Henricksen, Jr., age 54, a director-nominee, has over 30 years of global experience as a senior Wall Street asset manager and financing professional. Mr. Henricksen has resided in Hong Kong since 2001. With CIF Consultants and Asia Technology Management he has served as a financing specialist and risk management consultant for senior banks and institutions as well as for emerging high growth companies preparing to list on Asian stock exchanges. He is a member of the boards of directors of a number of civic and commercial organizations in Asia and Europe. Previous to 2001, Mr. Henricksen was employed as an investment officer for the African Development Bank during 2000 and 2001. From 1997 until 2000, he served as Managing Director – Risk Management for Bear Stearns & Company based in Honk Kong. From 1992 until 1997, he served as Principal Portfolio Manager for BlackRock Financial Management. Mr. Henricksen holds FINRA Series 7 and 79 securities licenses, and received BS and MBA Degrees from the State University of New York at Buffalo.

Jakes Jordaan, age 52, a director nominee and Chairman-nominee, has been involved in a wide array of corporate finance and strategic transactions as either a lawyer, investment banker or chief executive officer. Since 2000, Mr. Jordaan has engaged in the private practice of corporate finance and securities law as a member of The Jordaan Law Firm, PLLC, Dallas, Texas, a law firm specializing in corporate finance, securities and complex business litigation. Mr. Jordaan is the past Chairman of the Securities Section of the Dallas Bar Association and is a member of the Texas Bar Association. Since 2010, Mr. Jordaan served as a Managing Director of Stonegate Securities, Inc., a full-service investment banking boutique dedicated to serving the specialized needs of small-cap public companies. Mr. Jordaan holds a FINRA Series 79 Investment Banking Representative license. From 2003 until 2007, Mr. Jordaan served as a director of The UniMark Group, Inc., a multi-national grower, distributor and marketer of processed fruit and citrus products. From 2006 until 2007, he also served and chairman and Chief Executive Officer of the UniMark Group, Inc., where he coordinated the sale of UniMark’s packaged foods division to Del Monte Foods, Inc. Mr. Jordaan holds a BA degree (Economics) from Southern Methodist University, a BBA degree from the SMU Cox School of Business and a Juris Doctor degree from the SMU School of Law.

Role of the Board; Corporate Governance Matters

The Board oversees the Company’s CEO and other senior management in the competent and ethical operation of the Company and assures that the long-term interests of the stockholders are being served. Santa Fe has adopted corporate governance guidelines that outline, among other matters, the role of the Board, and the responsibilities of various Board committees. These guidelines assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management, and are also intended to align the interests of directors and management with those of the Company’s stockholders. These guidelines establish practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.

The Guidelines were adopted by the Board to, among other things, reflect changes to the legal and regulatory requirements, including the NASDAQ Stock Market (“NASDAQ”) listing standards and Securities and Exchange Commission (“SEC”) rules, and evolving best practices and other developments.

These guidelines are available for review on the Company’s website at www.santafegold.com/corporate/governance.

Independence of the Board of Directors

Although we are not listed on the NASDAQ Capital Market (“NASDAQ”), we have chosen to apply the listing standard of NASDAQ in determining the independence of our directors. The Board consults with counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, the Board affirmatively has determined that all of our directors and director-nominees are independent and unaffiliated directors within the meaning of the applicable NASDAQ listing standards, except Mr. Jakes Jordaan, our Chairman-nominee, and Dr. W. Pierce Carson, our Chief Executive Officer.

Board of Directors’ Role in Risk Oversight

As a minerals exploration and production company, the risks facing Santa Fe change rapidly and must be the attention of all board members and committees as well as management. For example, the Board as a whole must review enterprise risk in the decisions on strategies, budgets and financial activities. The Audit Committee also has an essential role in reviewing specific financial and operational risks and management issues. The Compensation and Nominations Committee must actively assess the risks associated with executive and employee compensation plans.

Within the Company, the entire executive management team shares in the responsibility of risk assessment and management. In that role, each member of the management team has direct access to the Board or to specific board committees to ensure a full and complete communication of risk issues. For example, the Audit Committee routinely meets directly and confidentially with the Chief Financial Officer.

Limits to Service on Other Boards

The Board has adopted a policy that no director may serve on more than three additional public company boards without the express approval from the Board.

Board Meetings and Committees

During fiscal 2012, our board met once and took action by unanimous consent eight times. All of our directors attended at least 75% of the meetings of our board and its assigned committees during 2012. We strongly encourage our directors to attend annual meetings, but we do not have a formal policy regarding attendance.

Our entire board considers all major decisions concerning our business. Our board has also established committees so that certain matters can be addressed in more depth than may be possible at a full board meeting. Our board’s current standing committees are as follows, with the “X” denoting the members of the committee:

Nominating and
Corporate
	Governance	Audit	Compensation
Name	Committee	Committee	Committee
Employee Director:
W. Pierce Carson	X(1)
Non-Employee Directors:
Lawrence G. Olson (prior to April 2012)	X	X(1)	X
Erich Hofer (after August 8, 2012)	X	X(1)	X
John E. Frost	X	X	X(1)

___________________
(1) Chairman

Our board has adopted a charter for each committee. The charters are available on our website at www.santafegoldcorp.com. The information contained on our website is not, and should not be considered, a part of this financial statement. The information below sets out the current members of each of our board committees and summarizes the functions of each of the committees.

Nominating and Corporate Governance Committee

The primary purposes of the committee are:

  identifying individuals qualified to become directors;
  monitoring the implementation of our corporate governance guidelines; and
  overseeing the evaluation of our management and our board.

The committee currently consists of Messrs. Carson and Frost, with Mr. Carson serving as chairman. We anticipate adding an independent director as a member of the committee prior to our next annual meeting of stockholders.

The committee was constituted in May 2007, and did not meet during fiscal 2012.

The committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees.

The committee plans to perform a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our board, the need to expand the size of our board and the need to obtain representation in key market areas. Once a potential candidate is identified that fills a specific need, the committee plans to perform a full evaluation of the potential candidate. This evaluation will include reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity. In connection with this evaluation, the committee may interview the candidate in person or by telephone. After completing its evaluation, the committee will make a recommendation to the full board as to the persons who should be nominated by our board. Our board determines the nominees after considering the recommendations and a report of the committee.

To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Audit Committee

The primary purposes of the committee are:

  assisting our board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to stockholders and others;
  overseeing and evaluating our system of internal controls established by management; and
  supervising the audit and financial reporting process (including direct responsibility for the appointment, compensation and oversight of the independent auditors engaged to perform the annual audit and quarterly reviews with respect to our financial statements).

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended June 30, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The committee currently consists of Messrs. Hofer and Frost, with Mr. Hofer serving as chairman. We anticipate adding an independent director as a member of the committee prior to our next annual meeting of stockholders. Mr. Hofer and Mr. Frost are “independent” under the NASDAQ listing standards and applicable SEC rules. Mr. Hofer qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC. Mr. Frost may not be an “audit committee financial expert” under the SEC rules. Prior to April 2012, Mr. Olson served as chairman of the Audit Committee. Mr. Olson may not have met prescribed independence standards nor satisfied the criteria for an audit committee financial expert under the rules of the SEC. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit department, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The Company maintains an auditor independence policy that bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that the Company may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 30, 2012 with the Company’s management and Stark Schenkein, LLP, the Company’s independent registered public accounting firm (“Stark”). The Audit Committee has also discussed with Stark the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from Stark required by applicable requirements of the Public Company Accounting Oversight Board regarding Stark’s communications with the Audit Committee concerning independence, and has discussed with Stark its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report.

The Audit Committee met four times during fiscal 2012.

Compensation Committee

The primary purposes of the committee are:

  reviewing and approving annually the corporate goals and objectives relevant to our chief executive officer, other executive officers and our board;
  evaluating the performance of our chief executive officer, other executive officers and our board in light of these goals and objectives; and
  recommending the compensation levels for our chief executive officer, other executive officers and our board.

The committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.

The committee currently consists of Messrs. Hofer and Frost, with Mr. Frost serving as chairman. We anticipate adding an independent director as a member of the committee prior to our next annual meeting of stockholders. Messrs Frost and Hofer are “independent” under the NASDAQ listing standards and applicable SEC rules. Until April 2012, Mr. Olson served on the committee. Mr. Olson may not have met prescribed independence standards. The committee was constituted in May 2007, and met once during fiscal 2012.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and directors. Executive compensation will be reviewed at least annually by the committee. Director compensation is reviewed periodically by the committee as its members deem appropriate. The committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Compliance with Section 16(a) of The Securities Exchange Act of 1934

Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons, we believe that, during the fiscal year ended June 30, 2012, our officers, directors and greater than ten percent beneficial owners complied with all applicable filing requirements.

Code of Business Conduct

Our board has adopted a code of business conduct that is applicable to all members of our board, our executive officers and our employees. We have posted our code of business conduct on our website at www.santafegoldcorp.com.

Code of Ethics for CEO and Senior Financial Officers

Effective June 15, 2006, we adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our CEO and all officers. This code was filed as an exhibit to our Annual Report on Form 10-KSB for the year ended June 30, 2006. The code summarizes the legal, ethical and regulatory standards that we must follow and is a reminder to our directors and officers of the seriousness of that commitment. Compliance with this code and high standards of business conduct is mandatory for each of our officers. As adopted, our Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	compliance with applicable governmental laws, rules and regulations;

3.	the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

4.	accountability for adherence to the Code of Ethics.

We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Santa Fe Gold Corporation, 6100 Uptown Blvd NE, Suite 600, Albuquerque, NM 87110.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The individuals who served as our principal executive officer and principal financial officer during the year ended June 30, 2012, as well as the other individuals included in the Summary Compensation Table below, are referred to as “named executive officers” throughout this Compensation Discussion and Analysis.

Overview of Compensation Philosophy, Objectives and Policies.

Our compensation philosophy, which is set by the Compensation Committee, attempts to meet two main objectives when we designed our executive and employee compensation. First, the program is intended to be fully competitive so that we may attract, motivate and retain talented executives and key employees. Second, the program is intended to create an alignment of interests between our executives and key employees, on the one hand, and our stockholders, on the other, such that a portion of each executive’s or key employee’s compensation consists of equity awards. In this manner, if the price of our stock increases over time, our executive officers, key employees and our stockholders will benefit. The compensation program is designed to reward performance that supports our principles of building stockholder value, and may also recognize individual performance from time to time. The Compensation Committee is vested with the authority to review and recommend the compensation program structure and level of compensation for the executive officers, directors and key employees of our Company.

Our present compensation structure for the named executive officers generally consists of salary and incentive compensation. The incentive component consists of a short-term cash portion and a long-term equity portion. We believe the present - 12 - structure achieves our compensation objectives; however, the Compensation Committee continues to consider additional ways to ensure consistency and enhance our Company’s compensation program and may add additional components or policies in order to assist our Company in achieving its compensation goals more effectively or efficiently. We believe that the present compensation structure appropriately aligns the interests of the executives and key employees with our stockholders by encouraging equity ownership through awards of stock options and stock grants to executive officers and key employees and to motivate our named executive officers and other key employees to contribute to an increase in stockholder value. While equity ownership is highly encouraged, we do not presently have a policy that requires our named executive officers or directors to own shares of our stock.

Annually the Compensation Committee reviews and recommends to the Board the level of compensation for the named executive officers and key employees. Our CEO reports to the Committee regarding the individual performance of the other named executive officers. Additionally, the Committee considers recommendations from the named executive officers regarding incentive compensation for key employees who report to that executive officer.

Elements and Mix of Compensation

The Compensation Committee does not utilize an exact calculation in determining the breakdown of executive compensation among base pay, bonus pay and other forms of compensation; rather, the Compensation Committee takes into consideration all forms of compensation together. When making decisions about individual compensation packages, our consideration of base salary ranges for the named executive officers is primarily based upon negotiations with that officer, taking into consideration work experience, individual and overall Company performance, level of responsibility, impact on the business, tenure, potential for advancement within the organization and the potential liability of being an officer of a public corporation. Annual salaries for newly-hired executives are determined at the time of hire taking into account the above factors other than tenure. Changes in an executive’s base salary may also take into consideration recent compensation, including bonuses and equity-based compensation.

Cash bonuses are a form of short-term incentive compensation, which may be recommended by the Compensation Committee at its discretion, based on individual and overall Company performance. There is no specific bonus plan or policy in place setting forth timing of awards or establishing specific performance objectives. The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any bonus awards. If applicable, and at the sole discretion of the Compensation Committee, a “merit-based” bonus may be recommended based on criteria such as exceptional individual and overall Company performance, assuming additional responsibility without an increase in base compensation, or such other criteria which the Compensation Committee may determine from time to time.

The long-term equity compensation component of our compensation program is comprised of equity awards and makes up a significant part of our named executive officers’ compensation package. Under our 2007 Equity Incentive Plan, we are authorized to issue qualified incentive stock options, non-qualified stock options, to make grants of stock and award grants of restricted stock to the officers, directors and key employees of our Company, including the named executive officers. There is no specific policy or procedure in place setting forth the timing or amount of awards, although the outstanding awards and future compensation are reviewed at least annually. The Compensation Committee, at its discretion, determines and recommends the amounts and timing of any equity awards. The stock options are priced based on the closing market price of our common stock on the grant date, which is the date the Board approves the award.

Additional benefits provided to executive officers and key employees as part of their compensation packages include health, life and disability insurance. To the extent the named executive officers participate in these programs, they do so generally on the same basis as our other employees. Our named executive officers do not receive perquisites and we do not maintain any non-equity incentive plans, other than our cash bonus incentives described previously, nor do we maintain any deferred compensation plans.

The compensation for our directors is structured similar to that of our named executive officers. Specifically, our directors receive a combination of cash and equity incentives in the form of stock grants or options to purchase our common stock. The Compensation Committee reviews the form and amount of such compensation periodically to ensure that it is competitive and meeting our objectives discussed above.

Consideration of Say-on-Pay Vote

At our Annual Meeting of Stockholders to be held on August 6, 2013, we are asking our stockholders to vote on a proposal to approve an advisory resolution regarding our compensation program for our named executive officers (“say-on-pay” vote). We will consider the outcome of our “say-on-pay” vote results when determining future compensation policies and pay levels for our named executive officers.

Specific Compensation Decisions

Each of our named executive officers receives an annual salary under the terms of their respective employment arrangements. In addition, each of our named executive officers has received stock options as part of his current compensation package.

Effective January, 2013, upon the recommendation of the Compensation Committee, the Board approved an increase in the annual base salary of Pierce Carson, a named executive officer, to $274,275. Prior to this increase in base salary, in calendar 2012 Dr. Carson was receiving annual base salary of $258,750 pursuant to his employment agreement effective as of October 7, 2003. The Board believed such increase was warranted due to the performance of Dr. Carson in exceeding the Board’s expectations with time and effort spent securing additional strategic opportunities for the Company in addition to his individual contributions in furthering the Company’s overall business objectives.

Effective January 1, 2013, upon the recommendation of the Compensation Committee, the Board approved increases in the annual base salaries of our other named executive officers, respectively, to $140,400 for John L. White, Vice President of Operations; $132,160 for Michael P. Martinez, Chief Financial Officer and Treasurer; and $103,630 for Ryan P. Carson, Secretary and Assistant Treasurer. The Board believed such increases were warranted due to the performances of these individuals in furthering the Company’s overall business objectives.

We believe that the compensation packages for our named executive officers, consisting of cash and equity incentive compensation, will meet the objectives set forth above. The stock options are designed to reward the individuals and the inherent value in the options will help motivate them to further the interests of our stockholders. The Compensation Committee also has the ability to award discretionary cash incentive compensation in the form of bonuses to the named executive officers.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid during the last three fiscal years to Named Executive Officers, including (a) our principal executive officer; (b) each of our Company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the financial year ended June 30, 2012, and whose total compensation exceeded $100,000 per year; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended June 30, 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
W. Pierce Carson President & CEO	2012 2011 2010	253,774 239,229 227,837	- - -	- - 172,000(1)	73,547(3) 55,129(2) 62,543(1)	- - -	- - -	- - -	327,321 294,358 462,380

(1)

On June 8, 2010, the board of directors granted Mr. Carson an award of 200,000 shares of restricted common stock and 200,000 options under our 2007 EIP. The shares vest 50% after 12 months with the remaining 50% vesting after 24 months. The options have a vest date of December 31, 2010 and a term of five years. The exercise price of the options is $0.86 per share, the closing price of our common stock on the date of grant. The dollar value recognized for financial statement reporting purposes for both the grant of stock and options was calculated in accordance with FAS 123R.

(2)

On May 17, 2011, the board of directors granted Mr. Carson an award of 150,000 options under our 2007 EIP. The options have a vest date of December 31, 2011 and a term of five years. The exercise price of the options is $1.01 per share, the closing price of our common stock on the date of grant. The dollar value recognized for financial statement reporting purposes for the options was calculated in accordance with FAS 123R.

(3)

On January 9, 2012, the board of directors granted Mr. Carson an award of 150,000 options under our 2007 EIP. The options have a vest date of June 30, 2012 and a term of five years. The exercise price of the options is $0.94 per share, the closing price of our common stock on the date of grant. The dollar value recognized for financial statement reporting purposes for the options was calculated in accordance with FAS 123R.

Outstanding Equity Awards as of June 7, 2013

The following table summarizes the outstanding equity awards as of June 7, 2013, for each of our named executive officers:

Outstanding Equity Awards as of June 7, 2013

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
W. Pierce	4,000,000	N/A	N/A	0.11	10/16/2013	N/A	N/A	N/A	N/A
Carson	500,000	125,000	N/A	0.36	12/31/2017	N/A	N/A	N/A	N/A

Michael	100,000	N/A	N/A	0.32	8/20/2017	N/A	N/A	N/A	N/A
P. Martinez	450,000	75,000	N/A	0.36	12/31/2017	N/A	N/A	N/A	N/A

Ryan P.	100,000	N/A	N/A	0.32	8/20/2017	N/A	N/A	N/A	N/A
Carson	550,000	75,000	N/A	0.36	12/31/2017	N/A	N/A	N/A	N/A

John L	100,000	N/A	N/A	0.32	8/20/17	N/A	N/A	N/A	N/A
White	250,000	75,000	N/A	0.36	12/31/17	N/A	N/A	N/A	N/A

Employment and Change in Control Agreements

In October 2003, we entered into employment and change of control agreements with our president and chief executive officer. The employment agreement describes among other things the officer’s duties, compensation levels and benefits. The agreement provides for annual salary of $180,000 adjusted by the CPI. The term of the agreement is from October 16, 2003, through and including October 15, 2006, and then automatically extends through October 15, 2008, and thereafter year to year unless terminated on 90 days prior notice. The change of control agreement provides that if there is a change of control of the Company and the officer leaves the employment of the Company, for whatever reason (other than discharge for cause, death, or disability) within six months after such change of control, the officer shall receive a lump sum cash payment of 299% of the base amount as defined in IRC Section 280G (b) (3), subject to certain limitations of the Internal Revenue Code. In addition, the officer will continue to be covered by our medical, health, life and dental plans for 24 months after such cessation of employment. In connection with the employment agreement, we granted 4,000,000 options at an exercise price of $0.11 per share, the closing price on the date of grant. The options vested as to 1,000,000 shares on October 16, 2003, and as to additional 1,000,000 share increments over successive six-monthly periods.

In May 2009, we entered into change of control agreements with two key employees, our manager of legal affairs, who currently is our secretary and assistant treasurer, and who also is the son of our president; and our controller, who currently is our chief financial officer and treasurer. The change of control agreements provide that if there is a change of control of the Company and the individual leaves the employment of the Company, for reason other than discharge for cause, death, or disability, within six months after such change of control, the employee shall receive a lump sum cash payment of 100% of the base salary in effect at the time of change of control. In addition, the employee will continue to be covered by our medical, health, life and dental plans for 24 months after such cessation of employment. In September 2012, we entered into new change of control agreements with the two employees that provide for an increase in the the lump sum cash payment of the original agreement from 100% to 200% of base salary. In September 2012, we entered into a similar change of control agreement with our vice president of operations. In September 2012, we also entered into a change of control agreement with our mill superintendent that provides for a lump sum cash payment of 100% of base salary in the event of a change of control.

DIRECTOR COMPENSATION

The following table summarizes the compensation of our Company’s directors for the fiscal year ended June 30, 2012:

Compensation of Directors

Name(1)	Fees Earned or Paid Cash ($)	in Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Lawrence G. Olson	26,250	-	-	-	-	-	26,250
John E. Frost	35,000	-	37,233	-	-	-	72,233

(1)        W. Pierce Carson, a member of our board of directors, is a Named Executive Officer and did not receive any compensation as a director that has not been disclosed in the summary compensation table above.

(2)        This column represents the fair value of the options awarded in fiscal 2012 in accordance with FAS 123R.

Effective July 1, 2010, we adopted an increase in the annual non-employee independent director fee to $25,000 per year and an increase in annual committee fees to $4,000 per committee membership and $2,000 per committee chairmanship, to be paid quarterly, plus $1,000 for each full-day board meeting, and $500 for each telephonic meeting, committee meeting or less than full day meeting attended. In addition, upon first being appointed or elected to the board, each independent director receives a grant of options to purchase 100,000 shares of common stock which vest twelve months after the date of grant, and on January 1st of each year, each independent director receives a grant of options to purchase 75,000 shares of common stock which vest six months after the date of grant. All options are granted at an exercise price equal to the fair market value of the stock on the date of grant. All options granted to non-employee independent directors, unless earlier terminated, or exercised, expire five years after the grant date. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at board meetings and committee meetings.

Effective July 1, 2012, we adopted a decrease in the annual non-employee independent director fee to $8,000 per year and a decrease in annual committee fees to $1,000 per committee membership and $500 per committee chairmanship, to be paid quarterly. All other compensation to non-employee independent directors remains as described in the preceding paragraph.

During fiscal years 2012, 2011 and 2010, non-officer directors received no consulting fees separate and distinct from directors’ fees as a result of actual services rendered above and beyond those typical of a non-officer director. Total director fees were $61,250 for the year ended June 30, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 7, 2013, certain information regarding beneficial ownership of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each director and director-nominee; (iii) each named executive officer; and (iv) all executive officers and directors as a group.

		Common Stock Beneficially Owned

Name and Address Of Beneficial Owner	Title of Class	Number of Shares	Percent of
			Class(10)

Erich Hofer 1700 Bassett Street #1713 Denver, CO 80202	Common Stock	125,000(1)	0.1%

Sulane Holdings, Inc. P.O. Box 414 CH-1630 Bulle Switzerland	Common Stock	21,707,360(2)	17.5%

Lawrence G. Olson (Estate) 3045 S. 35th Avenue Phoenix, AZ 85009	Common Stock	7,927,450	6.7%

W. Pierce Carson 33 Camino de Avila Tijeras, NM 87059	Common Stock	13,851,494(3)	11.3%

John E. Frost 602 Sandy Port Houston, TX 77079	Common Stock	785,000(4)	0.7%

Glenn I. Henricksen, Jr. 30 Stubbs Rd, Hanaevilla GF North Happy Valley, Hong Kong	Common Stock	144,347(5)	0.1%

Jakes Jordaan 53131 McKinney Ave, Suite 600 Dallas, TX 75204	--	--	0.0%

Michael B. Heeley Division of Economics and Business Colorado School of Mines Golden, CO 80401	--	--	0.0%

Michael P. Martinez 6100 Blvd NE, Suite 600 Albuquerque, NM 87110	Common Stock	750,000(6)	0.6%

Ryan P. Carson 6100 Blvd NE, Suite 600 Albuquerque, NM 87110	Common Stock	885,750(7)	0.7%

John L. White 6100 Uptown Blvd NE, Suite 600 Albuquerque, NM 87110	Common Stock	350,000(8)	0.3%

Officers and Directors As a Group (9 Persons)	Common Stock	16,891,618 (9)	13.6%

(1)	Options issued under the 2007 EIP to acquire 125,000 shares at an exercise price of $0.36 per share.
(2)

Includes 13,500,000 shares issued in connection with conversion in December 2011 of convertible debentures at a conversion price of $1.00 per share. Also includes an aggregate of 1,457,360 shares that were issued for conversion of accrued interest due June 30, 2009, September 30, 2009 and December 31, 2009, and 6,750,000 warrants with an exercise price of $0.30 per share.

(3)

Includes non-plan options to acquire 4,000,000 shares at an exercise price of $0.11 per share, and options issued under the 2007 EIP to acquire 500,000 shares at an exercise price of $0.36 per share. Also includes warrants issued under the August 2012 unit offering to stockholders to acquire 100,000 shares at an exercise price of $0.40 per share.

(4)

Includes options issued under the 2007 EIP to acquire 500,000 shares at an exercise price of $0.36 per share. Also includes warrants issued under the August 2012 unit offering to stockholders to acquire 100,000 shares at an exercise price of $0.40 per share.

(5)	Includes 25,000 shares held in custodial accounts on behalf of Mr. Hendricksen’s children.
(6)

Includes options issued under the 2007 EIP to acquire 100,000 shares at an exercise price of $0.32 per share, and 450,000 shares at an exercise price of $0.36 per share. Also includes warrants issued under the August 2012 unit offering to stockholders to acquire 50,000 shares at an exercise price of $0.40 per share.

(7)

Includes options issued under the 2007 EIP to acquire 100,000 shares at an exercise price of $0.32 per share, and 550,000 shares at an exercise price of $0.36 per share. Also includes warrants issued under the August 2012 unit offering to stockholders to acquire 35,000 shares at an exercise price of $0.40 per share.

(8)	Options issued under the 2007 EIP to acquire 100,000 shares at an exercise price of $0.32 per share, and 250,000 shares at an exercise price of $0.36 per share.
(9)	Includes options and warrants to acquire an aggregate of 6,960,000 shares.
(10)

Applicable percentage of ownership is based on 117,599,598 shares of common stock outstanding as of June 7, 2013, together with securities exercisable or convertible into shares of common stock within 60 days of June 7, 2013, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 7, 2013, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Equity Compensation Plans

The following table contains information regarding our Equity Compensation Plans as of June 7, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

2007 Equity Incentive Plan approved by security holders	4,735,000	$0.39	1,125,000

Equity compensation plan not approved by security holders(1)	4,400,000	$0.20	N/A

(1)        Includes certain options granted to an executive officer pursuant to an employment agreement described in more detail under the caption “Employment Agreements”, prior to the adoption of the 2007 EIP. Also includes options granted to an investor relations consultant.

2007 Equity Incentive Plan

At our Annual Meeting on July 24, 2007, the stockholders approved the 2007 Equity Incentive Plan ("2007 EIP"). The 2007 EIP became effective on July 25, 2007, and will terminate on July 24, 2017. A maximum of 8,000,000 shares of common stock are reserved for the grant of non-qualified stock options, incentive stock options, restricted stock awards and other stock awards under the 2007 EIP. The 2007 EIP replaced our 1989 Stock Option Plan, which terminated on April 30, 2007.

The purpose of the 2007 EIP is to provide the employees, non-employee directors, and consultants who are selected for participation in the 2007 EIP with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of our operations by relating increases in compensation to increases in stockholder value, so that the income of the participants in the 2007 EIP is more closely aligned with the financial interests of our stockholders. The 2007 EIP is also intended to provide a financial incentive that will enable us to attract, retain and motivate the most qualified directors, employees, and consultants. As of March 28, 2011, one executive officer, two non-employee independent board members and approximately forty-two other employees and consultants are eligible to receive grants under the 2007 EIP.

The Compensation Committee of the board administers the 2007 EIP with respect to grants to employees, consultants, and non-employee directors. The Committee has sole discretion to establish rules and procedures for the administration of the 2007 EIP, select the participants from among the eligible employees, non-employee directors, and consultants, determine the types of awards to be granted and the number of shares of common stock subject to each award, and set the terms and conditions of the awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2003, prior to his becoming an officer and director of the Company, we entered into a confidential property identification agreement with W. Pierce Carson, our president and chief executive officer. Under terms of the agreement, Mr. Carson, on the basis of his prior knowledge, provided a list of 24 specific mineral properties with potential for exploration and development that might represent attractive acquisition opportunities for us. We agreed to pay compensation to Mr. Carson in the form of a royalty of 1.0% of the value of future production, if any, derived from identified properties that we acquire. In the event an identified property is acquired and subsequently sold, we agreed to pay Mr. Carson an amount equal to 10.0% of the value of the sale. The Ortiz gold property acquired in August 2004 and the Summit silver-gold property acquired in May 2006 are two of the 24 properties identified and are subject to the property identification agreement.

In August 2003, we assigned, for the sum of $5,000, our right, title and interest in and to our lease with New Planet Copper Mining Company to Metallica Ventures, LLC, a corporation controlled by Mr. Carson, who at the time of the assignment was a consultant to us. We retained an option to purchase 25% of the New Planet lease for an amount equal to 25% of the expenditures on the property from the date of assignment through the date of the exercise of the option. In September 2005, Metallica Ventures LLC reassigned to us, for consideration of $10,000 and the issue of 2,000,000 unregistered shares of our common stock, its right, title and interest in and to the lease with New Planet Copper Mining Company.

In September 2005, we entered into a consulting agreement with Ryan P. Carson, an attorney who is the son of our president and chief executive officer. Terms of the contract provided for compensation of $4,000 per month and payment of certain expenses for an initial three-month period. In November 2005, the contract was extended for a six-month period, after which the contract extended on a month-to-month basis until terminated by either party. We issued a bonus of 50,000 unregistered shares of common stock in consideration for the contract extension. On May 2, 2006, the individual was offered and accepted employment at a salary of $5,000 per month. In connection with employment, we granted 50,000 stock options at an exercise price of $1.24 per share, which was the closing price on May 2, 2006. On April 25, 2007, we granted the individual 50,000 stock options at an exercise price of $0.74 per share, and on December 13, 2007, we granted the individual 100,000 options at an exercise price of $0.55 per share, which were the closing prices on the dates granted. On December 3, 2008, we granted the individual 100,000 options and also cancelled and reissued the options previously granted on May 2, 2006 and April 25, 2007, at an exercise price of $0.60 per share, which was the closing price on December 3, 2008. On June 8, 2010, we granted the individual 100,000 options at an exercise price of $0.86 per share, the closing price on the date of grant. Additionally, on June 8, 2010 we granted the individual 100.000 shares of restricted stock. The shares were valued at $0.86 per share, the closing price on the date of grant. On August 20, in connection with the individual’s appointment to secretary and assistant treasurer of the Company, we granted the individual 100,000 options at an exercise price of $0.32 per share, which was the closing price on August 20, 2012.

In March 2001, Lawrence G. Olson, our deceased chairman and former president and chief executive officer, jointly with his wife, made an unsecured loan to us in the amount of $800,000 at an interest rate equal to the prime rate of interest plus one percentage point. In connection with the loan, Mr. Olson received 5-year warrants to purchase 300,000 shares of common stock at an exercise price of $0.70 per share. In October 2001, we restructured the $800,000 loan agreement with Mr. Olson and the interest rate payable on the loan was adjusted to 12% annually. In June 2002, the loan was extended an additional year and we entered into a security agreement with Mr. Olson, whereby our assets secured the loan. The note became payable in March 2004 after which time it was in default. On March 15, 2006, Mr. Olson exercised warrants to purchase 300,000 shares of common stock at $0.70 per share in exchange for a reduction of accrued interest and principal on the note payable to him, aggregating $210,000. Mr. Olson agreed to reduce the principal by $50,000 and to extend the $750,000 note payable for a period of 18 months, until September 15, 2007.

On November 15, 2006, Mr. Olson exercised stock options to purchase 1,000,000 shares of common stock at $0.10 per share and 1,000,000 shares of common stock at $0.11 per share, in exchange for payment of accrued interest owed and reduction of principal on the note payable, aggregating $210,000. In addition, Mr. Olson agreed to contribute to capital the remaining unpaid principal on the note of $600,000. In connection with the contribution to capital, we granted a 25% net proceeds royalty in the Black Canyon mica claims, toward an end settlement of $600,000. On May 19, 2009, we entered into an agreement with Mr. Olson to purchase the royalty for $200,000. On July 17, 2009, the $200,000 owed to Mr. Olson was satisfied by applying credit of $186,250 for payment of the exercise price of stock options exercised on that date, including 1,000,000 options at an exercise price of $0.10 per share, 75,000 options at $0.55 per share and 75,000 options at $0.60 per share, and by satisfying the remaining amount of $13,750 by the issuance of 12,500 shares of stock at a price of $1.10 per share, the closing price on July 17, 2009.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring stockholder action. Proposal No. 1 requests the election of five directors to the Board. Proposal No. 2 requests that stockholders vote on a non-binding advisory resolution approving the Company’s executive compensation. Proposal No. 3 requests the ratification of the appointment of Stark Schenkein, LLP as the Company’s independent registered public accounting firm for 2012 and 2013, respectively. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
Election of Directors

The Board has nominated directors Carson, Hofer, Heeley, Henricksen and Jordaan to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the five nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s five nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

Vote Required

To approve the Election of Directors, the five nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the Election of Directors will be elected, regardless of whether that number represents a majority of the votes cast.

Recommendation of the Board

The Board recommends that stockholders vote FOR the election of Messrs. Carson, Hofer, Heeley, Henricksen and Jordaan.

PROPOSAL NO. 2
Advisory Vote to Approve Executive Compensation

The Company has determined to provide its stockholders with the opportunity, on an annual basis, to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) (a “say-on-pay proposal”). The Company believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented, entrepreneurial and experienced team of executives who will provide leadership for the Company’s success in dynamic markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

The Compensation Discussion and Analysis, beginning on page 12 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2012 in more detail. Highlights of the Company’s executive compensation program include the following:

Only the Company’s Chief Executive Officer has an employment and severance agreement with the Company. Each of the named executive officers has a change in control agreement.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company to achieve its anticipated financial performance.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board will request your advisory vote to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding upon the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by the Company, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions regarding named executive officers.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2013 annual meeting of stockholders.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute the quorum.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Stark Schenkein, LLP (“Stark”) as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2012 and 2013, respectively. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Stark as the Company’s independent registered public accounting firm for 2012 and 2013. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Stark are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

The following table discloses the fees for professional services provided by Stark Schenkein, LLP for the 2012 and 2011 fiscal years respectively:

	2012	2011
Audit Fees (1)	$101,626	$82,609
Tax Fees (2)	-0-	-0-
	$101,626	$82,609

(1)	Includes services rendered for audit of the Company’s consolidated financial statements, review of quarterly financial information, and assistance and issuance of consents associated with SEC filings.
(2)	Relates to services rendered for tax advice and compliance services.

All Other Fees

All other fees for services provided by Stark Schenkein, LLP also are included in Audit Fees above.

Pre-Approval Policies and Procedures

All audit and audit-related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee's pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by Stark Schenkein, LLP. The Audit Committee concluded that such services by Stark Schenkein, LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve Proposal 3. Stark Schenkein, LLP has indicated its willingness to serve as the Company’s independent registered public accounting firm.

Recommendation of the Board

The Board recommends a vote FOR Proposal No. 3.

OTHER BUSINESS

We do not anticipate that any other matters will be brought before the Annual Meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

/s / W. Pierce Carson
W. Pierce Carson
President & Secretary

Albuquerque, New Mexico
June 27, 2013